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                              AMENDED AND RESTATED
                           TRADEMARK LICENSE AGREEMENT

           AGREEMENT, dated as of October 31, 1998 among Barnes & Noble College Bookstores, Inc, a New York corporation having an office located at 33 East 17th Street, New York, New York 10003 ("Licensor"), barnesandnoble.com llc, a Delaware limited liability company having an office located at 76 Ninth Avenue, 11th Floor, New York, New York 10011 ("Licensee"), and barnesandnoble.com inc. (formerly known as Barnes & Noble Online, Inc.) ("Online"), amending and restating that certain Trademark License Agreement dated as of January 15, 1997 between Licensor and Online (the "Prior Agreement").

           WHEREAS, Licensor is the registered owner of the trademark "Barnes & Noble" and the owner of the trademark "barnesandnoble.com" (collectively, the "Trademark") and uses the name "Barnes & Noble" in the operation of its business;

           WHEREAS, Licensor and Online have entered into the Prior Agreement;

           WHEREAS, Online is transferring substantially all of its assets and business to Licensee for a 100% membership interest in Licensee and will thereafter assign its interest in Licensee to an entity that will be entering into an Amended and Restated Limited Liability Company Agreement with BOL.US Online, Inc. (the "LLC Agreement"; capitalized terms used herein without definition shall have the meanings assigned to them in the LLC Agreement); and

           WHEREAS, in connection therewith, Licensor, Licensee and Online desire to amend and restate the Prior Agreement.

           NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

           1. Grant of License. Licensor hereby grants to Licensee an exclusive, perpetual (except as set forth in Section 2 below), worldwide right and license (the "License") to use the Trademark in the operation of the Business, to sublicense the Trademark to BOL and parties operating under the BOL name solely in order to develop and maintain the links described in Article II of the LLC Agreement, and to further sublicense the "barnesandnoble.com" name as the BN Managers, in their sole discretion, see fit in connection with the operation of the Business, all on the terms and conditions set forth herein, provided, however, that the License does not include the right to use the Trademark for the promotion or sale of college textbooks through Websites (except as otherwise provided in Section 3(e) below). Nothing in the License is intended to permit Licensee to use the


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Business, all on the terms and conditions set forth herein, provided, however, that the License does not include the right to use the Trademark for the promotion or sale of college textbooks through Websites (except as otherwise provided in Section 3(e) below). Nothing in the License is intended to permit Licensee to use the Trademark for any other purpose, including, without limitation, the operation of retail bookstores.

           2. Term; Effects of Termination. (a) The term of this Agreement (the "Term") shall commence on the date hereof and shall continue until terminated as provided herein. Licensor may terminate this Agreement, on prior written notice to Licensee, in the event that: (i) Licensee is in default of the terms of this Agreement and such default continues for more than thirty (30) days after written notice thereof to Licensee and BAG, provided that such default is not principally as a result of the action or inaction of the BN Managers; or (iii) Licensee files a petition in bankruptcy or is adjudicated a bankrupt or insolvent, or makes an assignment for the benefit of creditors, or an arrangement pursuant to any bankruptcy law, or if Licensee discontinues or dissolves its business or if a receiver is appointed for Licensee or for Licensee's business and such receiver is not discharged within 30 days. Additionally, Licensor may terminate this Agreement in accordance with the terms of Section 7.5(b) of the LLC Agreement.

                (b) Upon termination of this Agreement: (i) the License shall terminate; (ii) Licensee shall cease to use the Trademark; and (iii) Licensee shall execute and deliver to Licensor any documents reasonably requested by Licensor to confirm Licensor's ownership of the Trademark and the termination of the License.

           3. Restrictions on Use. (a) Licensee shall use the Trademark only in a manner and form: (i) designed to maintain the high quality of the Trademark;
(ii) consistent with the use of the Trademark by Licensor and its other licensees; (iii) that protects Licensor's ownership interest therein; and (iv) that complies will all applicable federal, state, local and foreign laws, rules and regulations, including, without limitation, all applicable trademark laws, rules and regulations.

                (b) Licensee expressly acknowledges that its use of the Trademark hereunder inures to the benefit of Licensor and shall not confer on Licensee any proprietary rights to the Trademark, which shall at all times remain with Licensor and its assignees.

                (c) Licensee shall not question, contest or challenge, either during or after the Term, Licensor's ownership of the Trademark, and Licensee shall claim no interest therein, except the right to use the Trademark on the terms and conditions


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set forth herein. Licensee shall not attempt to register the Trademark.

                (d) Licensee shall, at its expense, take such action, including, without limitation, commencing litigation or other legal proceedings, as Licensee considers necessary to protect the barnesandnoble.com trademark from infringement by any person or party, and Licensee shall be entitled to all amounts received in connection therewith. Nothing in this Agreement is intended to nor shall it limit or impair Licensor's rights, during or after the Term, to protect the Trademark from infringement by any person or party, including without limitation Licensee. During and after the Term Licensor may, but shall not be obligated to, take such action as it deems necessary or appropriate to prevent or stop such infringement. Licensee shall promptly notify Licensor in writing of any infringement or suspected infringement involving the Trademark.

                (e) Nothing in this Agreement is intended to nor shall it limit or impair Licensor's rights, during the Term, to: (i) use or otherwise license the Trademark to the extent not licensed to Licensee hereunder; or (ii) to use or license the Trademark for use to sell textbooks and other items customarily sold by Licensor in its college bookstores, whether through stores, Websites or otherwise, and Licensee agrees that it will not promote the sale of or sell textbooks in its conduct of the Business. Licensor agrees that sales of textbooks by Licensee in the Business that are immaterial, incidental and unsolicited shall not be a violation of the foregoing restriction. Similarly, Licensee agrees that sales by Licensor, or its other licensees, through Websites or otherwise, of books and other merchandise promoted by Licensee in the Business that are immaterial, incidental and unsolicited shall not be a violation of the exclusive license granted to Licensee hereunder.

                (f) Nothing in this Agreement is intended to nor shall it limit or impair Licensor's rights, after the Term, to use or license the Trademark in any way whatsoever.

           4. Representations and Warranties; Indemnity. (a) Licensor represents and warrants to Licensee that: (i) it is the registered owner of the "Barnes & Noble" trademark and the owner of the "barnesandnoble.com" trademark; (ii) it has the right and power to grant the License to Licensee as provided herein; and
(iii) the grant of the License to Licensee as provided herein does not require the consent of any third party.

                (b) Licensor shall indemnify and hold Licensee harmless against any and all claims, actions, suits or proceedings asserting that Licensee's use of the Trademark pursuant to this Agreement infringes the statutory or common law trademark rights of any third party. Licensor shall, at its sole


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cost and expense, defend all such claims, actions, suits and proceedings on behalf of Licensee, with counsel of Licensor's choice, provided that Licensee promptly notifies Licensor of such claims, actions, suits or proceedings.

           5. Injunctive Relief. Licensee acknowledges that money damages would not adequately compensate Licensor in the event of a breach by Licensee of its obligations hereunder, and that injunctive relief would be essential for Licensor to adequately protect itself hereunder. Accordingly, Licensee agrees that, in addition to any other remedies available to Licensor at law or in equity, Licensor shall be entitled to injunctive relief in the event Licensee is in breach of any covenant or agreement contained herein.

           6. Miscellaneous. (a) This Agreement shall be governed by the internal laws of the State of New York without giving effect to the conflict of law principles thereof.

                (b) This Agreement sets forth the entire agreement between the parties hereto with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements. This Agreement supersedes, and amends in its entirety, the Prior Agreement. No provision of this Agreement may be waived or amended, except by a writing signed by Licensor and Licensee.

                (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and together which shall constitute one and the same instrument.

                (d) The failure of any party to exercise any right or remedy provided for herein shall not be deemed a waiver of any right or remedy hereunder.

                (e) If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or otherwise unenforceable, such determination shall not affect the validity or enforceability of any remaining provisions of this Agreement. If any provision of this Agreement is invalid under any applicable statute or rule of law, it shall be enforced to the maximum extent possible so as to effect the intent of the parties, and the remainder of this Agreement shall continue in full force and effect.

                (f) Any and all notices or other communications hereunder shall be sufficiently given if in writing and sent by hand, telecopier, reputable overnight courier or by certified mail, return receipt requested, postage prepaid, addressed to the party to receive the same at its address as set forth on page 1 hereof, or to such other address as the party to receive the same shall have specified by written notice given in the manner


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provided for in this Section 6(f). Such notices or other communications shall be deemed to have been given on the date of such delivery. Any party may change its address for the purpose of this Agreement by notice to the other parties given as aforesaid.

                (g) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns, provided that Licensee may not assign any of its rights hereunder without the prior written consent of Licensor.

                (h) The section headings used herein are for the convenience of the parties only, are not substantive and shall not be used to interpret or construe any of the provisions contained herein.


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           IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                                      BARNES & NOBLE COLLEGE
                                        BOOKSTORES, INC.

                                      By: /s/ Michael N. Rosen
                                          ---------------------------------
                                          Name:  Michael N. Rosen
                                          Title: Secretary

                                      barnesandnoble.com llc

                                      By: barnesandnoble.com inc.,
                                             its managing member

                                          By: /s/ Marie J. Toulantis
                                              -----------------------------
                                              Name:  Marie J. Toulantis
                                              Title: Executive Vice President,
                                                     Finance

                                      barnesandnoble.com inc.

                                      By: /s/  Marie J. Toulantis
                                          ---------------------------------
                                          Name:  Marie J. Toulantis
                                          Title: Executive Vice President,
                                                 Finance


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